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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 31, 2015

USANA HEALTH SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Utah
(State or other jurisdiction of incorporation)

001-35024 (Commission File No.)	87-0500306 (IRS Employer Identification Number)

3838 West Parkway Boulevard
Salt Lake City, Utah 84120
(Address of principal executive offices, Zip Code)

Registrant's telephone number, including area code: (801) 954-7100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)    Compensatory Arrangements of Certain Officers.

        USANA Health Sciences, Inc. (the "Company") previously reported on a Form 8-K filed with the Securities and Exchange Commission on May 8, 2015, that at the 2015 Annual Meeting of Shareholders of the Company held on May 6, 2015, the shareholders of the Company approved the USANA Health Sciences, Inc. 2015 Equity Incentive Award Plan (the "Plan"). The Plan previously had been approved by the Company's Board of Directors and Compensation Committee, subject to shareholder approval.

        A copy of the Plan is filed as Exhibit 10.1 hereto, and is incorporated herein by reference. A form of each of the following grant agreements under the Plan is filed as an exhibit to this report and incorporated herein by reference:

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  Form of Stock-Settled Stock Appreciation Rights Award Agreement for employees;

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  Form of Stock-Settled Stock Appreciation Rights Award Agreement for non-employee directors;

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  Form of Restricted Stock Unit Award Agreement for employees;

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  Form of Restricted Stock Unit Award Agreement for non-employee directors; and

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  Form of Deferred Stock Unit Award Agreement for grants of deferred stock units to non-employee directors.

Item 9.01    Financial Statements and Exhibits.

  (d)
  Exhibits

Exhibit No.
10.1	USANA Health Sciences, Inc. 2015 Equity Incentive Award Plan
10.2	Form of Stock-Settled Stock Appreciation Rights Award Agreement for employees under the USANA Health Sciences, Inc. 2015 Equity Incentive Award Plan.
10.3	Form of Stock-Settled Stock Appreciation Rights Award Agreement for non-employee directors under the USANA Health Sciences, Inc. 2015 Equity Incentive Award Plan.
10.4	Form of Restricted Stock Unit Award Agreement for employees under the USANA Health Sciences, Inc. 2015 Equity Incentive Award Plan.
10.5	Form of Restricted Stock Unit Award Agreement for non-employee directors under the USANA Health Sciences, Inc. 2015 Equity Incentive Award Plan.
10.6	Form of Deferred Stock Unit Award Agreement for grants of deferred stock units to non-employee directors under the USANA Health Sciences, Inc. 2015 Equity Incentive Award Plan.

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USANA HEALTH SCIENCES, INC.
By:	/s/ PAUL A. JONES Paul A. Jones, Chief Financial Officer

Date: July 31, 2015

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  Item 5.02(e) Compensatory Arrangements of Certain Officers.
  Item 9.01 Financial Statements and Exhibits.
SIGNATURES